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                                                                    Exhibit 99.1


               Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

     I, Terence E. Adderley, Chairman and Chief Executive Officer of Kelly Services, Inc. (the "Company"), state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of the Company, and except as corrected or supplemented in a subsequent covered report:

     . no covered report contained an untrue statement of material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

     . no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report:"

     .    the Company's 2001 Annual Report on Form 10-K filed with the
          Commission;

     . all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Kelly Services, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

     .    any amendments to any of the foregoing.




/s/ Terence E. Adderley                    Subscribed and sworn to before me
Terence E. Adderley                        the 7th day of August, 2002
Chairman and
Chief Executive Officer
Kelly Services, Inc.                       /s/ Dolores Papernick
August 7, 2002                             Notary public
                                           My Commission Expires August 15, 2004